    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1999

                                                      REGISTRATION NO. 33-53612

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                           POST-EFFECTIVE AMENDMENT NO. 5
                                    ON FORM S-3
                                         TO
                                      FORM S-4
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                             JACOR COMMUNICATIONS, INC.
               (Exact name of registrant as specified in its charter)

         DELAWARE                             4832                      31-0978313
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification No.)

                             --------------------------

                            50 EAST RIVERCENTER BOULEVARD
                                      12TH FLOOR
                              COVINGTON, KENTUCKY 41011
                                    (606) 655-2267
                 (Address, including Zip Code, and telephone number,
          including area code, of registrant's principal executive offices)

                               R.  CHRISTOPHER WEBER
                             JACOR COMMUNICATIONS, INC.
                           50 EAST RIVERCENTER BOULEVARD
                                     12TH FLOOR
                             COVINGTON, KENTUCKY 41011
                                   (606) 655-2267
                 (Name, address, including Zip Code, and telephone
                 number, including area code, of agent for service)

                             --------------------------

                            COPIES OF COMMUNICATIONS TO:
                             RICHARD G. SCHMALZL, ESQ.
                              DOUGLAS D. ROBERTS, ESQ.
                              GRAYDON, HEAD & RITCHEY
                              1900 FIFTH THIRD CENTER
                                 511 WALNUT STREET
                               CINCINNATI, OHIO 45202
                                   (513) 621-6464


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The Registrant is hereby amending this Registration Statement to deregister 257,601 shares of common stock which were issuable upon exercise of certain warrants and previously registered under this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     This Post-Effective Amendment No. 5 on Form S-3 to Form S-4 (Reg. No. 33-53612) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

     This Post-Effective Amendment No. 5 amends Registration Statement No. 33-53612 last amended on June 28, 1993 (the "Registration Statement") and is being filed to deregister a total of 257,601 shares of common stock (the "Common Stock") previously registered under the Registration Statement. Pursuant to the Registration Statement, 2,014,234 shares of Common Stock issuable upon the exercise of certain warrants (the "Warrants") were registered. On June 12, 1996, pursuant to the terms of the Warrants, all Warrants which had not been exercised were converted into the right to receive the fair market value of the Warrants whereupon the Warrants ceased to be exercisable. This Post-Effective Amendment hereby deregisters the 257,601 shares of Common Stock underlying the unexercised Warrants.

                                       SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement No. 33-53612 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on the 26th day of April 1999.


                                       JACOR COMMUNICATIONS, INC.


                                       By: /s/ R. Christopher Weber
                                          --------------------------------
                                          R. Christopher Weber
                                          Senior Vice President and
                                          Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement No. 33-53612 has been signed by the following persons in the capacities indicated and on the dates indicated.

April 26, 1999   /s/ Randy Michaels*                  April 26, 1999   /s/ Rod F. Dammeyer*
                 -------------------------------                       -------------------------------
                 Randy Michaels, Chief                                 Rod F. Dammeyer, Director
                 Executive Officer and Director

April 26, 1999   /s/ Robert L. Lawrence*              April 26, 1999   /s/ F. Philip Handy*
                 -------------------------------                       -------------------------------
                 Robert L. Lawrence, President,                        F. Philip Handy, Director
                 Chief Operating Officer and
                 Director

April 26, 1999   /s/ Samuel Zell*                     April 26, 1999   /s/ Marc Lasry*
                 -------------------------------                       -------------------------------
                 Samuel Zell, Chairman of the                          Marc Lasry, Director
                 Board and Director

April __, 1999                                        April __, 1999
                 -------------------------------                       -------------------------------
                 Sheli Z. Rosenberg, Vice                              Mary Agnes Wilderotter,
                 Chairman and Director                                 Director

April 26, 1999   /s/ John W. Alexander*               April 26, 1999   /s/ R. Christopher Weber
                 -------------------------------                       -------------------------------
                 John W. Alexander, Director                           R. Christopher Weber, Senior
                                                                       Vice President and Chief Financial
April __, 1999                                                         Officer (Principal Accounting and
                 -------------------------------                       Financial Officer)
                 Peter C. B. Bynoe, Director


*By: /s/ Jon M.  Berry
     ------------------------
     Jon M.  Berry
     As attorney-in-fact, pursuant
     to a power of attorney
     previously filed.